Exhibit 99.1

FOR IMMEDIATE RELEASE

IRIDEX Reports 2016 First Quarter Results

Record First Quarter Revenues

Revenues Up 11 Percent Versus First Quarter of 2015

Mountain View, CA. – May 5, 2016 – IRIDEX Corporation (Nasdaq: IRIX) today reported financial results for the first quarter ended April 2, 2016.

•	Revenues were $11.9 million for the first quarter of 2016, up 11 percent from $10.8 million for the 2015 first quarter and a record for first quarter revenues.
•	Gross margin for the 2016 first quarter was 44.4 percent compared to 50.1 percent for the first quarter of the prior year.
•	Operating income for the 2016 first quarter was $0.2 million compared to $0.4 million for the 2015 first quarter.
•	Net income for the first quarter of 2016 was $0.1 million, or $0.01 per diluted share, compared to $0.2 million, or $0.02 per diluted share, for the prior year period.
•

Guidance: The Company expects revenue growth for the full year 2016 to be in the low double-digits, with increasing rates of growth in the second half of the year as the installed base of Cyclo G6™ systems grows, driving an increase in revenues of the Company’s consumable probes. For the second quarter of 2016, the Company anticipates revenues of $11.6 million to $11.9 million and operating expenses to be $5.3 million to $5.6 million.

President and CEO Will Moore said, “Our strong first-quarter results show the significant progress we’ve made on executing our strategic plan of building a strong business foundation and providing innovative, value-based medical solutions to the global ophthalmology market. IRIDEX delivered record first-quarter revenue of $11.9 million, up 11 percent year-over-year, driven by sales of our legacy laser consoles, MicroPulse® lasers and Cyclo G6 glaucoma laser system. Continuing to exceed our expectations, the Cyclo G6 system generated a high level of demand in the first quarter and is rapidly becoming a breakthrough business for the Company as excitement in the glaucoma community over its competitive advantages drives our success in penetrating the large and growing market. With the growing demand for our brand and innovative products, we are confident the continued execution of our strategic plan will position IRIDEX to successfully capture revenue and growth opportunities in 2016 and beyond.”

Moore continued, “Looking forward, we remain focused on providing effective therapy to the growing retinal disease and glaucoma markets and expect to continue to invest in capacity to support our growth and gain market share. Later this year, we plan to introduce additional specialty probes for the Cyclo G6 systems, adding flexibility for physicians and greater revenue potential for the platform. In the years ahead, we expect the growth engines within our business to remain solid as we aim to create a large and growing installed base for our products treating glaucoma and retinal diseases, providing stronger gross margins with our recurring revenue stream. We are well positioned to deliver our value-based treatment to the large and growing global glaucoma market and capture the international market opportunity as we roll out the Cyclo G6 systems for European commercialization.

Recent Business Highlights

•	IRIDEX obtained two patent approvals covering its TxCell™ Scanning Laser Delivery Systems for improved delivery of treatment for glaucoma and retinal diseases.
•	IRIDEX received its CE Mark for the Cyclo G6 Laser System. The Company received its first orders in the European Union and physicians began treating patients in 2016 first quarter.

Share Repurchase Program

During the 2016 first quarter, the Company continued to execute on its share repurchase program. Approximately 7,000 shares were repurchased at an average price of $9.00 per share. Approximately $1.0 million remains available under the program, which expires in August 2016.

Conference Call

IRIDEX management will conduct a conference call later today, Thursday, May 5, 2016, at 5:00 p.m. Eastern Time.  Interested parties may access the live conference call by dialing (877) 407-0784 (US) or (201) 689-8560 (International) and requesting the IRIDEX 2016 First Quarter Results Conference Call, or by visiting the Company’s website at www.iridex.com.  A telephone replay will be available beginning on Thursday, May 5, 2016 through Thursday, May 12, 2016 by dialing (877) 870-5176 (US) or (858) 384-5517 (International) and entering Replay Pin # 13635574.  In addition, later today an archived version of the webcast will be available on the Company’s website at www.iridex.com.

About IRIDEX

IRIDEX Corporation was founded in 1989 and is a worldwide leader in developing, manufacturing, and marketing innovative and versatile laser-based medical systems, delivery devices and consumable instrumentation for the ophthalmology market. We maintain a deep commitment to the success of our customers, with comprehensive technical, clinical, and service support programs. IRIDEX is dedicated to a standard of excellence, offering superior technology for superior results. IRIDEX products are sold in the United States through a direct sales force and internationally through a combination of a direct sales force and a network of approximately 70 independent distributors into over 100 countries. For further information, visit the IRIDEX website at http://www.iridex.com/.

Safe Harbor Statement

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, including those statements concerning its anticipated bookings and revenues, future demand and order levels for the Company’s products, the adoption and effect of Company products, including MicroPulse laser products, Cyclo G6 systems and MP3 probes and related disposable products and services, on the Company’s results, the markets in which the Company operates, trends in treatment and product adoption and usage, product plans and future product releases, the Company’s guidance concerning fiscal 2016 results, including anticipated growth rates and ranges of revenue and operating expenses, the Company’s share repurchase program, the Company’s future marketing activities, the Company’s plans related to partnerships and acquisitions, and the Company’s strategic plans and objectives. These statements are not guarantees of future performance and actual results may differ materially from those described in these forward-looking statements as a result of a number of factors. Please see a detailed description of these and other risks contained in our Annual Report on Form 10-K for the fiscal year ended January 2, 2016, which was filed with the Securities and Exchange Commission. Forward-looking statements contained in this announcement are made as of this date and will not be updated.

Company Contact:	Investor Relations Contact

Will Moore	Matt Clawson
President & Chief Executive Officer	Pure Communications
650-940-4700	949-370-8500
matt@purecommunicationsinc.com

TABLES FOLLOW

IRIDEX Corporation

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	April 2,	April 4,
	2016	2015

Total revenues	$11,931	$10,796
Cost of revenues	6,634	5,386
Gross profit	5,297	5,410
Operating expenses:
Research and development	1,359	1,281
Sales and marketing	2,429	2,071
General and administrative	1,357	1,655
Total operating expenses	5,145	5,007

Income from operations	152	403
Other expense, net	11	7
Income from operations before provision for income taxes	141	396
Provision for income taxes	40	150
Net income	$101	$246

Net income per share:
Basic	$0.01	$0.02
Diluted	$0.01	$0.02

Weighted average shares used in computing net income per share
Basic	10,034	9,868
Diluted	10,140	10,108

IRIDEX Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(unaudited)

	April 2,	January 2,
	2016	2016
Assets
Current Assets:
Cash and cash equivalents	$10,514	$9,995
Accounts receivable, net	9,297	9,282
Inventories	11,142	11,106
Prepaids and other current assets	425	386
Total current assets	31,378	30,769
Property and equipment, net	1,055	1,104
Intangible assets, net	264	268
Goodwill	533	533
Deferred income taxes	8,985	8,985
Other long-term assets	148	164
Total assets	$42,363	$41,823

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable	$2,696	$2,223
Accrued compensation	1,283	1,572
Accrued expenses	1,635	1,722
Accrued warranty	610	603
Deferred revenue	1,311	1,311
Total current liabilities	7,535	7,431

Long-Term Liabilities:
Other long-term liabilities	639	704
Total liabilities	8,174	8,135

Stockholders' Equity:
Common stock	111	111
Additional paid-in capital	38,386	37,986
Accumulated deficit	(4,308)	(4,409)
Total stockholders' equity	34,189	33,688
Total liabilities and stockholders' equity	$42,363	$41,823